Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
Moelis & Company LLC	Delaware
Moelis & Company Group GP LLC	Delaware
Moelis & Company Group LP	Delaware
Moelis & Company International Holdings LLC	Delaware
Moelis & Company UK Holdings LLC	Delaware
Moelis Australia Holdings Pty Ltd	Australia
Moelis Australia Securities Pty Ltd	Australia
Moelis Australia Advisory Pty Ltd	Australia
Moelis Australia Asset Management Ltd	Australia
Moelis & Company Australia Pty Ltd	Australia
Western Funds Management Pty Ltd	Australia
ACN 167 316 109 Pty Ltd	Australia
Moelis Australia AM Investments Pty Ltd	Australia
Moelis Australia Visa Fund Manager Pty Ltd	Australia
Great Keppel Island Pty Ltd	Australia
Global Wealth Partners Fund Pty Ltd	Australia
Moelis & Company Consulting (Beijing) Company Limited	China
Moelis & Company Assessoria Financeira Ltda.	Brazil
Moelis & Company France SAS	France
Moelis & Company UK LLP, French Branch	France
Moelis & Company Europe Limited, Frankfurt am Main Branch	Germany
Moelis & Company Asia Limited	Hong Kong
Hong Kong Moelis & Company Asia Limited Beijing Representative Office	China
Moelis & Company India Private Limited	India
Moelis & Company UK LLP	United Kingdom
Moelis & Company Europe Limited	United Kingdom
Moelis Capital Markets LLP	United Kingdom
Moelis & Company UK LLP DIFC Branch	Dubai International Financial Centre